Exhibit 10.1

Amendment #3 to the
Letter of Intent

Incorporating the terms and conditions of the Letter of Intent Agreement, effective as of June 14, 2010 (hereinafter collectively referred to as the “Agreement”), and Amendment # 1 thereto effective November 10, 2010 and Amendment #2 there to effective June 24, 2011 made by and between Novartis Vaccines and Diagnostics, Inc. ("Novartis V&D") and Accelr8 Technology Corporation ("Accelr8"), the Agreement is amended, effective as of July 20, 2011, as set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend the Agreement as follows:

•
Clause 1. Amended to extend terms of the LOI for the Parties to continue good faith negotiations with the intent to agree on business terms for a formal business relationship and definitive Business Agreement by September 30, 2011.

•
Clause 3. Amended to execute the option in LOI extension of Exclusive Licence Period for two (2) additional thirty (30) day periods at a cost of seventy-thousand dollars (USD $70,000) per period, for a total payment by Novartis of $140,000. For the avoidance of doubt, the period of exclusivity will extend from August l, 2011 through September 30, 2011.

•	Novartis Diagnostics shall have the right to extend the Exclusive License Period for an additional 94 Days, payable at cost of seventy-thousand dollars (USD $70,000) per thirty days.

Capitalized terms in this Amendment #3 shall have the same meaning as set forth in the Agreement. All of the other terms and conditions of the Agreement shall continue in full force and effect. This Amendment #3, together with the Agreement, constitutes the entire agreement between the parties hereto regarding the subject matter hereof and supersedes any prior and/or contemporaneous agreement(s), understanding(s) and/or negotiations(s).

IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment #3 as of the date set forth above,

Novartis Vaccines and Diagnostics, Inc.	Accelr8 Technology Corporation

By: ____________________________	By: __________________________

Name: ___________________________	Name: ________________________

Title: ___________________________	Title: _________________________

Date: ___________________________	Date: _________________________